UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio	45241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2010, the Chairman of the Board of Directors and Anthony A. Cook, the Company’s President and Chief Executive Officer, executed an amendment to the Fifth Amended and Restated DCP Holding Company Employment Agreement by and between DCP Holding Company (the “Company”) and Anthony A. Cook, with an effective date of January 1, 2010. The amendment modifies the terms of this employment agreement relating to the 2010 Annual Incentive Short-Term Bonus described therein. Pursuant to this amendment, Anthony A. Cook waives any right to the Annual Incentive Short-Term Bonus for 2010. In lieu of the Annual Incentive Short-Term Bonus for the year 2010, the Company agrees that Anthony A. Cook will participate with other management employees of the Company in proportion to his 2010 bonus eligibility relative to the 2010 bonus eligibility of the other management employees in any management bonus pool created for the year 2010 as established by the Board of the Company.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Fifth Amended and Restated DCP Holding Company Employment Agreement between the Company and Anthony A. Cook, dated December 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: December 17, 2010	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer

Exhibit Index

10.1	Amendment to Fifth Amended and Restated DCP Holding Company Employment Agreement between the Company and Anthony A. Cook, dated December 16, 2010.